UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 200 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 10, 2024, during presentations at the American Association for Cancer Research 2024 Annual Meeting and the Annual Needham Virtual Healthcare Conference, Carisma Therapeutics Inc. (the “Company”) will provide preliminary data from the Company’s Phase 1 clinical trial of its first product candidate, CT-0508, a human epidermal growth factor receptor 2 (“HER2”) targeted chimeric antigen receptor macrophage for the treatment of HER2 overexpressing cancers, as well as preliminary data from the first three patients treated in the Company’s sub-study utilizing CT-0508 in combination with pembrolizumab. An excerpt from the presentation is attached hereto as 99.1 and is incorporated herein by reference.

The Company is providing the following data:

Based on preliminary results assessed to date from the 14 patients enrolled in group 1 and group 2 of the Company’s monotherapy treatment clinical trial, 40.7% of all target lesions had reduced in size on at least one scan across all anatomic sites.

The Company has enrolled six patients in its sub-study utilizing CT-0508 in combination with pembrolizumab. Based on preliminary results assessed to date from the first three patients treated in the sub-study, whose demographics are consistent with the 14 patients enrolled in group 1 and group 2 of the monotherapy clinical trial, the combination therapy has been generally well-tolerated after infusion with no dose-limiting toxicities. The first two of the initial three patients enrolled in the combination study were treated with corticosteroids after receiving a CT-0508 infusion and prior to pembrolizumab administration. The Company believes that systemic corticosteroids have the potential to reverse the activity of CT-0508. Based on in vitro studies, corticosteroids lead to CT-0508 cell death. The Company observed a best overall response of progressive disease in the first two patients and stable disease in the third patient per RECIST 1.1 criteria. In an individual case study presented, the third patient in the combination study, who achieved stable disease despite high baseline T-cell exhaustion, presented the greatest increase in peripheral blood T cell clonality seen to date across all seventeen patients treated to date with CT-0508 and had one out of two target lesions reduced by approximately 46%. The results from this early data are both preliminary and limited.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Excerpt from Company Presentation, dated April 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By:	/s/ Steven Kelly
Date: April 10, 2024		Steven Kelly
President and Chief Executive Officer